EXHIBIT 20.1
                                         ------------

UCFC Funding Corporation                      Administrator:
Manufactured Housing Contract                   The First National Bank
Pass-Through Certificates, Series 1996-1            of Chicago
                                                Mail Suite 0126
                                                Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:                           15-Apr-97

DISTRIBUTION SUMMARY
-----------------------------------------------------------------------------------------------------------------




                                                                  Class         Class     Remaining
                                                                  Interest      Unpaid    Class
                                                                  Distribution  Interest  Unpaid
       Original         Beginning        Principal    Remittance  Amount        Amounts   Interest  Remaining
Class  Face Value       Balance          Distribution Rate        Distributed   Paid (1)  Amount    Balance
-----  -----------      ---------        ------------ ----------- -----------   --------- -------   -------------

A-1    $15,100,000.00   $15,100,000.00   $223,622.63  6.63500%     $83,490.42   $0.00     $0.00    $14,876,377.37
A-2    $15,600,000.00   $15,600,000.00         $0.00  6.85000%     $89,050.00   $0.00     $0.00    $15,600,000.00
A-3    $10,100,000.00   $10,100,000.00         $0.00  7.05500%     $59,379.58   $0.00     $0.00    $10,100,000.00
A-4    $16,950,000.00   $16,950,000.00         $0.00  7.45000%    $105,231.25   $0.00     $0.00    $16,950,000.00

M       $7,125,000.00    $7,125,000.00         $0.00  7.67500%     $45,570.31   $0.00     $0.00     $7,125,000.00
B-1     $6,187,000.00    $6,187,000.00         $0.00  7.68500%     $39,622.58   $0.00     $0.00     $6,187,000.00
B-2     $3,938,000.00    $3,938,000.00         $0.00  8.44500%     $27,713.68   $0.00     $0.00     $3,938,000.00
R               $0.00            $0.00         $0.00  0.00000%    $253,432.18   $0.00     $0.00             $0.00
=================================================================================================================
TOTAL: $75,000,000.00   $75,000,000.00   $223,622.63              $703,490.00   $0.00     $0.00    $74,776,377.37
=================================================================================================================

                                         AMOUNTS PER $1,000 UNITS
-------------------------------------------------------------------------------------------------------


                                                      Class        Class       Remaining
                                                      Interest     Unpaid      Class
                                                      Distribution Interest    Unpaid
                        Beginning      Principal      Amount       Amounts     Interest   Remaining
CUSIP            Class  Balance        Distribution   Distributed  Paid (1)    Amounts    Balance
------           -----  -----------    -----------    -----------  ----------  ---------  -------------

90263AAK6        A-1    1000.00000000  14.80944570    5.52916689   0.00000000  0.00000000  985.19055430
90263AAL4        A-2    1000.00000000   0.00000000    5.70833333   0.00000000  0.00000000 1000.00000000
90263AAM2        A-3    1000.00000000   0.00000000    5.87916634   0.00000000  0.00000000 1000.00000000
90263AAN0        A-4    1000.00000000   0.00000000    6.20833333   0.00000000  0.00000000 1000.00000000

90263AAP5        M      1000.00000000   0.00000000    6.39583298   0.00000000  0.00000000 1000.00000000
90263AAQ3        B-1    1000.00000000   0.00000000    6.40416680   0.00000000  0.00000000 1000.00000000
Not Applicable   B-2    1000.00000000   0.00000000    7.03750127   0.00000000  0.00000000 1000.00000000

-------------------------------------------------------------------------------------------------------
(1) The Class Unpaid Interest Amount is identified separately here, and is already included in the Class Interest
    Distribution Amount Distributed column.


                                 PAGE 6


UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1997-1             of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------
Distribution Date:    15-Apr-97

                      Statement to Certificateholders
         Pooling and Servicing Agreement Dated September 1, 1996
                         (Pursuant to Section 5.03)

    (i)   Class Interest Distribution Amounts and        Reported on Page 1
          Class Unpaid Interest Amounts

   (ii)   Collections   Principal
                        ---------
                        Scheduled principal received   116,235.14
                        Principal Prepayments          107,387.49
                                                       ----------
                        Total Principal                223,622.63
                                                       ==========

                        Interest
                        --------
                        Schedule interest received
                        plus Servicer Advances         608,915.69

                                                           Number   Principal
                                                                    Balance
                                                           ------  ---------
          Liquidated Contracts                                  0       0.00
          Repurchased Contracts                                 0       0.00

                                            Principal    Interest    Total
                                            ---------    --------    -----
  (iii)   Guarantor payment to cover
            Liquidation Loss Amount              0.00        0.00       0.00


   (iv)   Class Certificate Balances after
            distributions                                Reported on Page 1

    (v)   Class Percentages                               Current  Next
                                                          -------  ----
                                      Senior Class        82.733%  82.678%
                                      Class M             10.207%  10.240%
                                      Class B             14.505%  14.552%

   (vi)   Pool Principal Balance as of the end
          of the Due Period                         69,578,836.34


  (vii)   The Pool Factor (greater than 100%
          during the Pre-Funding Period)                 107.446%

 (viii)   Delinquency Information - as of the
          end of the Due Period                                    Principal
                                                          Number   Balance
                                                          ------   ---------
                                      30 to 59 days            7  219,136.12
                                      60 or more days          0        0.00

                                                                   Principal
(ix) and (x) Repossessed Manufactured Homes               Number   Balance
                                                          ------   ---------
                        During the current Due Period          0        0.00
           Aggregate repossessions still in inventory          0        0.00

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1997-1                of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------
Distribution Date:       15-Apr-97


   (xi)  The Performance Test               Criteria      Current Ratio
                                            --------     -------------
    (1)  Average 60 Day Delinquency Ratio      5.00%      0.00%
    (2)  Average 30 Day Delinquency Ratio      7.00%      0.00%
    (3)  Current Realized Loss Ratio:
               Beginning March 1998            2.75%     Beginning
                                                         3/15/1998
    (4)  Cumulative Realized Losses
         (as a percent of the Cut-off Date
         Pool Balance) - Based upon the       Not yet
         table below.                         applicable  0.00%

                            Cumulative Realized Losses Criteria Table
                            -----------------------------------------
                            From:            To:        Percentage
                            -----            ----       ----------
                            04/01/2002       03/31/2003   7.00%
                            04/01/2003       03/31/2004   8.00%
                            04/01/2004       thereafter   9.00%

Has the Performance Test been satisfied?  (Yes or No)   YES

   (xii)  The Weighted Average Net Contract Rate
          of all outstanding Contracts                     10.46010%
  (xiii)  The outstanding Monthly Advance
          reimbursable to the Servicer                      1,420.46
   (xiv)  Reimbursement Amount paid to Guarantor
            Reimbursement Amount at beginning of period         0.00
            Reimbursement Amount paid this period               0.00
            Total Reimbursement Amount paid to date             0.00

    (xv)  Foreclosures Commenced during current Due Period

                                                                     Principal
                                                           Number    Balance
                                                           ------    ---------
                                      Foreclosures              0         0.00
               ----------------------------------------------------------------
               Broken down into:      30 to 59 days
                                      60 or more days

   (xvi)  Contracts relating to Obligors in bankruptcy

                                                                     Principal
                                                           Number    Balance
                                                           ------    ---------
                                      Bankruptcy                0         0.00
               ----------------------------------------------------------------
               Broken down into:      30 to 59 days
                                      60 or more days
                                      Foreclosures
   (xvii)  REO Activity

                                                                     Principal
                                                           Number    Balance
                                                           ------    ---------
                                      REO Property              0         0.00
               ----------------------------------------------------------------
               Broken down into:      30 to 59 days
                                      60 or more days
                                      Foreclosures
                                      Bankruptcy

 (xviii)  Book Value of REO and income received from
             REO in Due Period
                                      Aggregate Book Value
                                           Income Received

(xiv) and (xx) Realized Losses

                       Realized Loss during the Due Period                0.00
                               Cumulative Realized Losses                 0.00

    (xx)  Weighted average maturity                                        211

                                 Page 8